UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 12, 2011
MICROFINANCIAL INCORPORATED
(Exact name of registrant as specified in its charter)
MASSACHUSETTS
(State or other jurisdiction of incorporation)

1-14771	04-2962824

(Commission file number)	(IRS Employer Identification Number)
10-M Commerce Way, Woburn, MA 01801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 781-994-4800
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 12, 2011, the Registrant’s wholly-owned subsidiary, TimePayment Corp. (the “Borrower”) entered into an amendment (the “Third Amendment”) to its secured revolving line of credit (the “Facility”) with Sovereign Bank, as agent (the “Agent”) and the lenders thereunder (the “Lenders”). The Third Amendment was given effect, by agreement of the parties, as of September 30, 2011.
Under the Third Amendment:
•	The maturity date of the Facility was extended by one year, from August 2, 2013, to August 2, 2014;

•	The interest rate payable by the Borrower under the Facility for Base Rate Loans was lowered by 50 basis points, from the Base Rate (defined in the Facility to mean the “prime rate” made available by the Agent from time to time) plus 1.25%, to the Base Rate plus 0.75%;

•	The interest rate on LIBOR loans was lowered by 50 basis points, from LIBOR plus 3.25% to LIBOR plus 2.75%;

•	The unused commitment fee was lowered from 0.5% to 0.375% per annum; and

•	The leverage ratio that the Borrower agrees not to exceed (representing the ratio of (i) consolidated total liabilities minus subordinated debt to (ii) consolidated tangible net worth plus subordinated debt) was lowered from 4:1 to 3.5:1.
All other material terms of the Facility remain the same. The foregoing description of the Third Amendment is qualified in its entirety by reference to the Amended and Restated Credit Agreement between the parties attached as an exhibit to the Registrant’s Form 8-K filed on July 15, 2008, the first amendment to the Facility dated February 10, 2009 and attached as an exhibit to the Registrant’s Form 8-K filed on February 17, 2009, the Second Amendment to the Facility dated July 28, 2010 and attached as an exhibit to the Registrant’s Form 8-K filed August 2, 2010, and the Third Amendment described in this report and attached to this report as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit	Exhibit Title

Exhibit 10.1	Agreement and Amendment No. 3, dated October 12, 2011, to Amended and Restated Credit Agreement dated July 9, 2008

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROFINANCIAL INCORPORATED Registrant
By:	/s/ James R. Jackson, Jr.
James R. Jackson, Jr.
Vice President and Chief Financial Officer

Dated: October 18, 2011